OREGON STEEL MILLS, INC.
                           DIRECTORS' RETIREMENT PLAN
                            EFFECTIVE JANUARY 1, 1998

         SECTION 1.  INTRODUCTION

         The Oregon Steel Mills, Inc. Directors' Retirement Plan (the "Plan") was established effective January 1, 1998 to provide retirement benefits to Eligible Directors. The Plan may be amended or terminated at any time, as provided in Section 8. Capitalized terms used in the Plan are defined in
Section 9.

         SECTION 2.  ELIGIBILITY AND PARTICIPATION

         Participation in the Plan shall be limited to Eligible Directors. An Eligible Director shall become a Participant and shall be eligible to receive a retirement benefit under the Plan upon completing five Years of Service as an Eligible Director.

         SECTION 3.  RETIREMENT BENEFITS

         (a) Amount of Annual Benefit.  A Participant's retirement benefit
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under the Plan shall be $20,000 per year payable in cash in accordance with
Section 3(b).

         (b) Payment and Duration of Benefit. A Participant's retirement benefit
             -------------------------------
shall become payable only after the Participant's retirement from all service with the Company and its subsidiaries, whether as a Director or as an employee. The first payment to the Participant shall be made on or about the first business day in January following the Participant's retirement from the Company or its subsidiaries. Annual payments shall continue to be made on or about the first business day in each succeeding January until the number of payments to the Participant equals the number of full Years of Service that the Participant served as an Eligible Director. Notwithstanding the foregoing, (i) the Committee (in its sole discretion) may at anytime direct that the present value of any retirement benefits determined under this Section 3 shall be paid to the Participant in a lump sum; and (ii) in the event that a Participant's service terminates within three years following a Change in Control, the present value of the Participant's retirement benefits under this Section 3 shall be paid to the Participant in a lump sum as soon as practicable following such termination. For purposes of the preceding sentence, present value shall be calculated using the interest rate assumption then in effect for determining lump sum payments under the Pension Plan. The payment of a lump sum pursuant to (i) or (ii) above shall discharge the Company from any further obligation to pay retirement benefits with respect to the Participant under the Plan.

         (c) Suspension of Benefit. Payment of retirement benefits hereunder
             ---------------------
shall be suspended during any period in which a Participant returns to service as a Director or employee of the Company or any of its subsidiaries. Payments shall recommence after the


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Participant's service terminates, at which time the retirement benefit shall be recalculated to reflect any additional Years of Service.

         SECTION 4.  BENEFITS UPON DEATH OF PARTICIPANT.

         Upon the death of a Participant, the present value of any unpaid benefits under the Plan shall be paid in a lump sum to the beneficiary designated by the Participant. Such present value shall be calculated using the interest rate assumption then in effect for determining lump sum payments under the Pension Plan. If the Participant had not designated a beneficiary or if the designated beneficiary did not survive the Participant, the lump sum benefit shall be paid to the Participant's estate. Any payment under this Section 4 shall be made as soon as practicable after the Participant's death.

         SECTION 5.  FUNDING.

         The Plan shall be unfunded and shall represent an unsecured obligation of the Company. Benefits hereunder shall be paid only from the general assets of the Company, and the Participants and their beneficiaries shall have no rights to any segregated funds or property of the Company.

         SECTION 6.  NO ASSIGNMENT.

         Except as provided in Section 4, the right of any person to any payment under the Plan shall not be assignable or transferable except by will or the laws of descent and distribution, and any act in violation of this Section 6 shall be void.

         SECTION 7.  ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Committee. The Committee shall have sole discretion to interpret the terms of the Plan, to determine eligibility under the Plan and to take any and all actions to administer the Plan as the Committee deems appropriate. The Committee's interpretations, determinations and actions under the Plan shall be conclusive and binding on all persons.

         SECTION 8.  AMENDMENT AND TERMINATION.

         The Committee shall have the authority to amend or terminate the Plan at any time. In the event of an amendment or termination of the Plan, a Participant's benefit hereunder shall not be less than the benefit to which the Participant would have been entitled if his or her service as an Eligible Director had terminated immediately prior to such amendment or termination. Except as otherwise determined by the Committee, such benefit shall become payable only after the Participant's service with the Company and its subsidiaries terminates, as provided in Section 3(b).

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         SECTION 9.  DEFINITIONS.

         (a) "Change in Control" of the Company shall be deemed to have occurred
             -------------------
             if:

                  (i) At any time less than a majority of the Directors of the Company are individuals who were either elected by the Board of Directors or nominated by the Board of Directors (or a committee of the Board of Directors) for election by the stockholders of the Company;

                  (ii) At any time a majority of the Board of Directors of the Company are individuals who, in connection with a single transaction or a series of related transactions that effects a change in the ownership of the Company, were either elected by the Board of Directors or nominated by the Board of Directors (or a committee of the Board of Directors) for election by the stockholders of the Company;

                  (iii) Any person (other than (a) an employee benefit plan of the Company, or (b) a corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                  (iv) The stockholders of the Company approve a plan of complete liquidation of the Company, other than in connection with the complete cessation of the business activities conducted with the Company's operating assets, or (b) an agreement is entered for the sale or disposition by the Company of all or substantially all of the Company's assets except pursuant to an order of a bankruptcy court having jurisdiction of the Company. For purposes of clause (b), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board of Directors determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds (2/3) of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the Company's outstanding common (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities, if any. The aggregate market value of the Company's common stock shall be determined by multiplying the number of shares of Company's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the Company's common stock for the ten (10) trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of

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the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Company's common stock or by such other method as the Board of Directors shall determine is appropriate; provided that, in the event that on the Transaction Date there is no public market for such common stock or other equity security, the fair market value of the equity securities or common stock shall be as reasonably determined by the Board of Directors.

         (b) "Beneficial Ownership" shall have the meaning as is set forth in
             ----------------------
Rule 13d of the Securities Exchange Act of 1934, as amended.

         (c) "Committee" means the Compensation Committee of the Board of
             -----------
Directors of the Company.

         (d) "Company" means Oregon Steel Mills, Inc., a Delaware corporation.
             ---------

         (e) "Director" means a director of the Company.
             ----------

         (f) "Eligible Director" means a Director of the Company who is not an
             -------------------
employee of the Company or any of its subsidiaries. A Director who is an employee may become an Eligible Director upon termination of employment with the Company; however, such Director's Years of Service under this Plan shall not include those years served as both a Director and an employee.

         (g)  "Participant"  means an  individual  who has met the  requirements
              -------------
of Section 2 and who is  receiving  or is eligible to receive a benefit under
Section 3.

         (h) "Plan" means the Oregon Steel Mills, Inc. Directors' Retirement
             ------
Plan, as set forth herein and as amended from time to time.

         (i) "Pension Plan" means the Oregon Steel Mills, Inc. Salaried
             --------------
Employees' Pension Plan, as amended from time to time.

         (j) "Years of Service" means completed 12-month periods of service as
             ------------------
an Eligible Director, as determined by the Committee. All such periods of service shall be aggregated, whether or not continuous. The Committee's determination of an individual's Years of Service shall be conclusive and binding on all persons.

         SECTION 10.  REPLACEMENT PLAN.

         For Eligible Directors, this Plan supersedes and replaces the deferred compensation plan for Company directors adopted in (1986).


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         SECTION 11.  EXECUTION.

         To record the adoption of the Plan, the Company has caused its authorized officer to execute the same this 9th day of February, 1998.
                                            ---        --------


OREGON STEEL MILLS, INC.



   /s/ Thomas B. Boklund
---------------------------------------
By:    Thomas B. Boklund
   ------------------------------------
Its:  Chairman, Chief Executive Officer
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